Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Cathy W. Liles (434) 817-8267

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES 2026 THIRD QUARTER EARNINGS

Charlottesville, VA – October 29, 2026 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported quarterly net income of $6.6 million, or $1.20 per diluted share, for the quarter ended September 30, 2026, compared to $4.6 million, or $0.84 per diluted share, recognized for the quarter ended September 30, 2025.

The increase in net income for the quarter ended September 30, 2026 as compared to the same period in the prior year was primarily due to a 26 basis point increase in loan yields, a reduction of 9 basis points in cost of funds, and a payout from bank owned life insurance following the death of a former employee.

President and Chief Executive Officer's comments: "We are very pleased with our third quarter 2026 performance, highlighted by a 30-basis point expansion in net interest margin on a fully tax-equivalent basis (FTE)1,2 from the same quarter of 2025," stated Glenn W. Rust, President and Chief Executive Officer. "The improvement reflects our disciplined balance sheet management focused on delivering long-term value to our shareholders."

Key Performance Indicators

Third quarter 2026 compared to Third quarter 2025

•
Return on average assets1 improved to 1.58% from 1.12%.
•
Return on average equity1 improved to 13.34% from 10.48%.
•
Net interest margin (FTE)1,2 improved to 3.73% from 3.43%.
•
Loan-to-deposit ratio decreased slightly to 89.1% from 89.2%.
•
Efficiency ratio (FTE)2 improved to 50.7% from 57.9%.

September 30, 2026 Balance Sheet Highlights

•
Gross loans outstanding as of September 30, 2026 and December 31, 2025 totaled $1.2 billion; this represents an increase of $12.3 million, or 1.0% from September 30, 2025 and $9.7 million, or 0.8% from December 31, 2025 to September 30, 2026.
•
Securities balances were $219.9 million at September 30, 2026, and $254.2 million at December 31, 2025. The balance declined $39.7 million from September 30, 2025 to September 30, 2026 and $34.3 million from December 31, 2025 to September 30, 2026 due to normal portfolio runoff from scheduled maturities and issuer calls.
•
Deposits at September 30, 2026 were $1.4 billion, a $32.2 million decrease from December 31, 2025, and a $14.6 million increase from September 30, 2025. As a primarily commercial bank, deposit fluctuations between periods are the result of normal seasonal customer behavior.
•
Outstanding borrowings from the Federal Home Loan Bank of Atlanta ("FHLB") were $20.0 million as of September 30, 2026 and December 31, 2025, and $30.0 million as of September 30, 2025. As of September 30, 2026, the Company had unused borrowing facilities in place of approximately $227.0 million and held no brokered deposits.
•
Book value per share increased to $35.01 as of September 30, 2026, compared to $32.89 as of September 30, 2025, and tangible book value per share (a non-GAAP financial measure)2 was $33.21 as of September 30, 2026 compared to $30.90 as of September 30, 2025. The increases were driven by strong earnings and retained profits that bolstered shareholders' equity.

Loans and Asset Quality

•
Credit performance remains strong with nonperforming assets as a percentage of total assets of 0.36% as of September 30, 2026, 0.56% as of December 31, 2025 and 0.42% as of September 30, 2025.
•
Nonperforming assets amounted to $5.9 million as of September 30, 2026, compared to $9.2 million as of December 31, 2025, and $6.8 million as of September 30, 2025. The primary changes over the periods were in the 90 or more days past due and still accruing loans, which are government-guaranteed loans serviced by a third party. Timing of the distribution of payments from the servicer can create fluctuations at period ends.
•
The period-end allowance for credit losses on loans (“ACL”) as a percentage of total loans was 0.66% as of September 30, 2026, 0.67% as of December 31, 2025 and 0.69% as of September 30, 2025. The consistent ACL ratio to total loans emphasizes our focus on high quality credit relationships and strong underwriting. The government-guaranteed loans category continues to have a significant impact on the reserves year-over-year, as the guaranteed portion of these loans generally does not result in an ACL because expected credit losses are mitigated by the government guarantee.
•
For the three months ended September 30, 2026, the Company recorded a provision for credit losses on loans of $91 thousand due to loan growth and a recovery of $205 thousand in the reserve for unfunded commitments for a net recovery of $114 thousand. For the nine months ended September 30, 2026, the Company recognized a recovery of credit losses on loans of $52 thousand and a recovery of $167 thousand in the reserve for unfunded commitments for a net recovery of $219 thousand. The recovery of credit losses in the quarter and year-to-date was primarily driven by the recovery in the reserve for unfunded commitments as balances outstanding decreased.

Net Interest Income

•
Net interest income for the three months ended September 30, 2026 of $14.5 million increased $1.5 million, or 11.2%, compared to the three months ended September 30, 2025, predominantly due to decreased interest expense associated with deposit accounts and increased loan yields. On a year-to-date basis, net interest income at September 30, 2026 was $41.2 million compared to $38.2 million for the nine months ended September 30, 2025.
•
Net interest margin (FTE)1, (a non-GAAP financial measure)2, for the three months ended September 30, 2026 was 3.73%, compared to 3.43% for the three months ended September 30, 2025. The net interest margin (FTE)1, (a non-GAAP financial measure)2 for the nine months ended September 30, 2026 was 3.59% compared to 3.37% for the same period in 2025.
•
Virginia National Bank's (the "Bank") yield on loans was 5.90% for the three months ended September 30, 2026, compared to 5.64% for the prior year same period. The accretion of the fair value mark related to purchased loans positively impacted interest income by 18 bps in the third quarter of 2026, and 13 bps in the third quarter of 2025. The yield on loans for the nine months ended September 30, 2026 was 5.73%, which was 12 bps over the same period for 2025.
•
The overall cost of funds, including noninterest-bearing deposits, of 1.68% incurred in the three months ended September 30, 2026 decreased 9 bps from 1.77% in the same period in the prior year. The cost of interest-bearing deposits decreased period over period by 8 bps, from a cost of 2.26% to 2.18%. The cost of borrowings from the FHLB decreased 86 bps from the third quarter of 2025 to the third quarter of 2026, from 4.77% to 3.91%. On a year-to-date basis, at September 30, 2026, the overall cost of funds decreased 13 bps from 1.80% to 1.67%.

Noninterest Income

Noninterest income for the three months ended September 30, 2026 increased $0.3 million, or 24.1%, compared to the three months ended September 30, 2025. The increase is due to the payout from bank owned life insurance of $421 thousand netted against $157 thousand less in debit/credit card and ATM fees from decreased card usage. On a year-to-date basis, at September 30, 2026, the $4.8 million increase compared to the nine months ended September 30, 2025 reflects the aforementioned bank owned life insurance payout and a $4.7 million gain on the sale of a limited partnership interest netted against $386 thousand less in debit/credit card and ATM fees from decreased card usage.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2026 decreased by $134 thousand, or 1.6%, compared to the three months ended September 30, 2025. The decrease in the 2026 quarter compared to the same quarter of last year is the result of continued management of administrative expenses. The $1.2 million decrease in noninterest expense for the nine months ended September 30, 2026 is due to reduced data processing expenses as a result of the renewal of the Bank's core contract in late 2025 and reduced other expenses (primarily legal and telecommunications expenses) compared to the same period of 2025.

Efficiency Ratio

The Company's efficiency ratio (FTE)2 improved to 50.7% for the three months ended September 30, 2026 compared to 57.9% for the three months ended September 30, 2025, as all the components of this ratio improved.

Income Taxes

The effective tax rates amounted to 18.7% and 19.5% for the three months ended September 30, 2026 and 2025, respectively. For each period, the effective income tax rate differed from the U.S. statutory rate of 21%. The effective tax rate fluctuations are attributable to changes in pretax earnings, low-income housing tax credits and the levels of permanent tax differences.

Dividends

Cash dividends of $2.0 million, or $0.36 per share, were declared and paid during the third quarter of 2026. The remaining 70% of net income was retained.

_____________________________________________________________________

1 Annualized.

2 Non-GAAP financial measure, see "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has seven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County (including one limited-service banking facility), and banking offices in Winchester and Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for, or more important than, operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See "Reconciliation of Certain Quarterly Non-GAAP Financial Measures" at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgment of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: inflation, interest rates, market and monetary fluctuations; liquidity and capital requirements; market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts or other major events, the governmental and societal responses thereto, or the prospect of these events; changes, particularly declines, in general economic and market conditions in the local economies in which the Company operates, including the effects of declines in real estate values; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impact of changes in laws, regulations and guidance related to financial services including, but not limited to, taxes, banking, securities and insurance; changes in accounting principles, policies and guidelines; the financial condition of the Company’s borrowers; the Company's ability to attract, hire, train and retain qualified employees; an increase in unemployment levels; competitive pressures on loan and deposit pricing and demand; fluctuation in asset quality; assumptions that underlie the Company’s ACL; the value of securities held in the Company's investment portfolio; performance of assets under management; cybersecurity threats or attacks and the development and maintenance of reliable electronic systems; changes in technology and their impact on the marketing of new products and services and the acceptance of these products and services by new and existing customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services; the risks and uncertainties described from time to time in the Company’s press releases and filings with the SEC; and the Company’s performance in managing the risks involved in any of the foregoing. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2026	December 31, 2025*	September 30, 2025
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$5,765	$5,798	$6,166
Interest-bearing deposits in other banks	11,234	10,552	8,965
Federal funds sold	52,168	54,264	7,964
Securities:
Available-for-sale (AFS), at fair value	213,738	247,992	252,952
Restricted securities, at cost	6,195	6,172	6,647
Total securities	219,933	254,164	259,599
Loans, net of deferred fees and costs	1,247,313	1,237,577	1,235,000
Allowance for credit losses	(8,171)	(8,270)	(8,510)
Loans, net	1,239,142	1,229,307	1,226,490
Premises and equipment, net	11,695	11,687	11,775
Bank owned life insurance	41,505	41,302	40,977
Goodwill	7,768	7,768	7,768
Core deposit intangible, net	1,976	2,682	2,942
Right of use asset, net	10,409	6,297	6,666
Deferred tax asset, net	14,719	12,079	13,097
Accrued interest receivable and other assets	11,284	13,842	14,023
Total assets	$1,627,598	$1,649,742	$1,606,432
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$357,499	$362,322	$361,568
Interest-bearing	259,101	308,295	260,424
Money market and savings deposit accounts	510,349	469,815	460,160
Certificates of deposit and other time deposits	272,562	291,299	302,736
Total deposits	1,399,511	1,431,731	1,384,888
Borrowings	20,000	20,000	30,000
Junior subordinated debt, net	3,590	3,554	3,542
Lease liability	10,362	6,192	6,542
Accrued interest payable and other liabilities	4,111	4,104	4,101
Total liabilities	1,437,574	1,465,581	1,429,073
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value	-	-	-
Common stock, $2.50 par value	13,424	13,327	13,318
Capital surplus	108,052	107,337	107,076
Retained earnings	109,134	94,165	90,149
Accumulated other comprehensive loss	(40,586)	(30,668)	(33,184)
Total shareholders' equity	190,024	184,161	177,359
Total liabilities and shareholders' equity	$1,627,598	$1,649,742	$1,606,432

Common shares outstanding	5,427,691	5,393,140	5,391,979
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	-	-	-
Preferred shares authorized	2,000,000	2,000,000	2,000,000

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest and dividend income:
Loans, including fees	$18,379	$17,500	$52,900	$51,864
Federal funds sold	723	283	1,505	530
Other interest-bearing deposits	46	55	128	142
Investment securities:
Taxable	1,076	1,199	3,245	3,773
Tax-exempt	319	322	967	968
Dividends	89	112	262	336
Total interest and dividend income	20,632	19,471	59,007	57,613

Interest expense:
Demand deposits	69	66	205	202
Money market and savings deposits	3,315	3,026	9,308	8,957
Certificates and other time deposits	2,442	2,713	7,505	8,437
Borrowings	197	513	583	1,604
Federal funds purchased	-	3	-	28
Junior subordinated debt	70	78	211	224
Total interest expense	6,093	6,399	17,812	19,452
Net interest income	14,539	13,072	41,195	38,161
(Recovery of) provision for credit losses	(114)	332	(219)	174
Net interest income after (recovery of) provision for credit losses	14,653	12,740	41,414	37,987

Noninterest income:
Wealth management fees	226	223	660	658
Deposit account fees	364	323	1,089	922
Debit/credit card and ATM fees	183	340	679	1,065
Bank owned life insurance income	761	318	1,412	918
Gains on sales or disposal of assets, net	-	-	5	278
Gain on sale of limited partnership investment	-	-	4,662	-
Other	143	147	691	580
Total noninterest income	1,677	1,351	9,198	4,421

Noninterest expense:
Salaries and employee benefits	4,045	3,909	12,071	11,708
Net occupancy	808	872	2,307	2,777
Equipment	214	182	612	569
Bank franchise tax	467	439	1,403	1,266
Computer software	204	303	632	825
Data processing	616	577	1,775	2,044
FDIC deposit insurance assessment	195	255	557	545
Marketing, advertising and promotion	141	171	662	604
Professional fees	292	256	973	843
Core deposit intangible amortization	224	271	707	850
Other	1,064	1,169	3,040	3,877
Total noninterest expense	8,270	8,404	24,739	25,908
Income before income taxes	8,060	5,687	25,873	16,500
Provision for income taxes	1,504	1,111	5,049	3,197
Net income	$6,556	$4,576	$20,824	$13,303

Net income per common share, basic	$1.21	$0.85	$3.84	$2.47
Net income per common share, diluted	$1.20	$0.84	$3.82	$2.45
Weighted average common shares outstanding, basic	5,426,050	5,391,979	5,419,806	5,387,658
Weighted average common shares outstanding, diluted	5,467,745	5,424,642	5,454,936	5,414,969

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or for the three months ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Common Share Data:
Net income	$6,556	$9,008	$5,259	$5,958	$4,576
Net income per weighted average share, basic	$1.21	$1.66	$0.97	$1.10	$0.85
Net income per weighted average share, diluted	$1.20	$1.65	$0.97	$1.10	$0.84
Weighted average shares outstanding, basic	5,426,050	5,423,642	5,409,543	5,392,763	5,391,979
Weighted average shares outstanding, diluted	5,467,745	5,455,403	5,443,437	5,424,154	5,424,642
Actual shares outstanding	5,427,691	5,424,431	5,422,513	5,393,140	5,391,979
Tangible book value per share at period end [4]	$33.21	$34.05	$32.51	$32.21	$30.90
Key Ratios:
Return on average assets [1]	1.58%	2.24%	1.30%	1.45%	1.12%
Return on average equity [1]	13.34%	18.81%	11.34%	13.04%	10.48%
Net interest margin (FTE) 1, [2]	3.73%	3.65%	3.40%	3.50%	3.43%
Efficiency ratio (FTE) [3]	50.7%	41.6%	56.6%	49.5%	57.9%
Loan-to-deposit ratio	89.1%	87.6%	86.7%	86.4%	89.2%
Net Interest Income:
Net interest income	$14,539	$13,748	$12,906	$13,348	$13,072
Net interest income (FTE) [2]	$14,625	$13,835	$12,991	$13,433	$13,158
Company Capital Ratios:
Tier 1 leverage ratio [5]	13.33%	13.38%	12.70%	12.52%	12.26%
Total risk-based capital ratio [5]	22.05%	21.59%	20.80%	20.42%	20.15%
Assets and Asset Quality:
Average earning assets	$1,555,957	$1,520,330	$1,550,030	$1,521,387	$1,523,230
Average gross loans	$1,234,915	$1,235,696	$1,233,478	$1,223,703	$1,230,805
Fair value mark on acquired loans	$3,205	$3,911	$4,344	$4,754	$5,241

Allowance for credit losses on loans:
Beginning of period	$8,124	$7,981	$8,270	$8,510	$8,347
Provision for (recovery of) credit losses	91	138	(281)	(176)	253
Charge-offs	(83)	(65)	(93)	(126)	(146)
Recoveries	39	70	85	62	56
End of period	$8,171	$8,124	$7,981	$8,270	$8,510

Non-accrual loans	$2,055	$2,099	$2,147	$2,198	$2,568
Loans 90 days or more past due and still accruing	3,846	3,692	3,841	7,042	4,201
Total nonperforming assets (NPA)	$5,901	$5,791	$5,988	$9,240	$6,769

NPA as a % of total assets	0.36%	0.35%	0.36%	0.56%	0.42%
NPA as a % of gross loans	0.47%	0.47%	0.48%	0.75%	0.55%
ACL to gross loans	0.66%	0.66%	0.64%	0.67%	0.69%
Non-accruing loans to gross loans	0.16%	0.17%	0.17%	0.18%	0.21%
Net charge-offs to average loans [1]	0.01%	0.00%	0.00%	0.02%	0.03%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures table at the end of this release.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures table at the end of this release.

4 This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures at the end of this release.

5 All ratios at September 30, 2026 are estimates and subject to change pending regulatory filings. Ratios for prior periods are presented as filed.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2026			September 30, 2025
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$170,787	$1,165	2.73%	$193,809	$1,311	2.71%
Tax-Exempt Securities [1]	63,508	405	2.55%	65,222	408	2.50%
Total Securities [1]	234,295	1,570	2.68%	259,031	1,719	2.65%
Total Loans	1,234,915	18,379	5.90%	1,230,805	17,500	5.64%
Federal funds sold	77,483	723	3.70%	25,482	283	4.41%
Other interest-bearing deposits	9,264	46	1.97%	7,912	55	2.76%
Total Earning Assets	1,555,957	20,718	5.28%	1,523,230	19,557	5.09%
Less: Allowance for Credit Losses	(8,136)			(8,362)
Total Non-Earning Assets	102,881			106,699
Total Assets	$1,650,702			$1,621,567

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$260,990	$69	0.10%	$260,217	$66	0.10%
Money Market and Savings Deposits	521,889	3,315	2.52%	468,488	3,026	2.56%
Time Deposits	278,750	2,442	3.48%	290,246	2,713	3.71%
Total Interest-Bearing Deposits	1,061,629	5,826	2.18%	1,018,951	5,805	2.26%
Borrowings	20,000	197	3.91%	42,707	513	4.77%
Federal funds purchased	-	-	0.00%	250	3	4.76%
Junior subordinated debt	3,583	70	7.75%	3,535	78	8.75%
Total Interest-Bearing Liabilities	1,085,212	6,093	2.23%	1,065,443	6,399	2.38%
Non-Interest-Bearing Liabilities:
Demand deposits	355,730			371,859
Other liabilities	14,791			10,971
Total Liabilities	1,455,733			1,448,273
Shareholders' Equity	194,969			173,294
Total Liabilities & Shareholders' Equity	$1,650,702			$1,621,567
Net Interest Income (FTE) [3]		$14,625			$13,158
Interest Rate Spread [2]			3.05%			2.71%
Cost of Funds			1.68%			1.77%
Interest Expense as a Percentage of Average Earning Assets [4]			1.55%			1.67%
Net Interest Margin (FTE) [3,4]			3.73%			3.43%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures table at the end of this release.

2 Interest rate spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures table at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the nine months ended
	September 30, 2026			September 30, 2025
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost [4]	Balance	Expense	Yield/Cost [4]
ASSETS
Interest Earning Assets:
Securities:
Taxable Securities and Dividends	$179,781	$3,507	2.60%	$199,991	$4,109	2.74%
Tax Exempt Securities [1]	64,107	1,225	2.55%	65,753	1,226	2.49%
Total Securities [1]	243,888	4,732	2.59%	265,744	5,335	2.68%
Total Loans	1,234,702	52,900	5.73%	1,234,953	51,864	5.61%
Federal funds sold	54,651	1,505	3.68%	16,050	530	4.42%
Other interest-bearing deposits	8,887	128	1.93%	8,051	142	2.36%
Total Earning Assets	1,542,128	59,265	5.14%	1,524,798	57,871	5.07%
Less: Allowance for Credit Losses	(8,135)			(8,398)
Total Non-Earning Assets	100,057			105,741
Total Assets	$1,634,050			$1,622,141

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$270,367	$205	0.10%	$267,854	$202	0.10%
Money Market and Savings Deposits	499,688	9,308	2.49%	465,665	8,957	2.57%
Time Deposits	284,444	7,505	3.53%	294,318	8,437	3.83%
Total Interest-Bearing Deposits	1,054,499	17,018	2.16%	1,027,837	17,596	2.29%
Borrowings	20,000	583	3.90%	44,915	1,604	4.77%
Federal funds purchased	-	-	0.00%	759	28	4.93%
Junior subordinated debt	3,571	211	7.90%	3,523	224	8.50%
Total Interest-Bearing Liabilities	1,078,070	17,812	2.21%	1,077,034	19,452	2.41%
Non-Interest-Bearing Liabilities:
Demand deposits	351,881			366,117
Other liabilities	12,361			9,891
Total Liabilities	1,442,312			1,453,042
Shareholders' Equity	191,738			169,099
Total Liabilities & Shareholders' Equity	$1,634,050			$1,622,141
Net Interest Income (FTE) [3]		$41,453			$38,419
Interest Rate Spread [2]			2.93%			2.66%
Cost of Funds			1.67%			1.80%
Interest Expense as a Percentage of Average Earning Assets [4]			1.54%			1.71%
Net Interest Margin (FTE) [3,4]			3.59%			3.37%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%.

Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures table at the end of this release.

2 Interest rate spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets. This is a non-GAAP financial measure. Refer to the Reconciliation of Certain Quarterly Non-GAAP Financial Measures at the end of this release.

4 Ratio is computed on an annualized basis.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN QUARTERLY NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Fully tax-equivalent measures
Net interest income (GAAP)	$14,539	$13,748	$12,906	$13,348	$13,072
Fully tax-equivalent adjustment	86	87	85	85	86
Net interest income (FTE) [1] (non-GAAP)	$14,625	$13,835	$12,991	$13,433	$13,158

Efficiency ratio [2] (GAAP)	51.0%	41.8%	57.0%	49.8%	58.3%
Fully tax-equivalent adjustment	-0.3%	-0.2%	-0.4%	-0.3%	-0.4%
Efficiency ratio (FTE) [3] (non-GAAP)	50.7%	41.6%	56.6%	49.5%	57.9%

Net interest margin (GAAP)	3.71%	3.63%	3.38%	3.48%	3.40%
Fully tax-equivalent adjustment	0.02%	0.02%	0.02%	0.02%	0.03%
Net interest margin (FTE) [1] (non-GAAP)	3.73%	3.65%	3.40%	3.50%	3.43%

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Other financial measures
Book value per share (GAAP)	$35.01	$35.89	$34.39	$34.15	$32.89
Impact of intangible assets [4]	(1.80)	(1.84)	(1.88)	(1.94)	(1.99)
Tangible book value per share (non-GAAP)	$33.21	$34.05	$32.51	$32.21	$30.90

	For the nine months ended
	September 30, 2026	September 30, 2025
Fully tax-equivalent measures
Net interest income (GAAP)	$41,195	$38,161
Fully tax-equivalent adjustment	258	258
Net interest income (FTE)[1] (non-GAAP)	$41,453	$38,419

Net interest margin (GAAP)	3.57%	3.35%
Fully tax-equivalent adjustment	0.02%	0.02%
Net interest margin (FTE)[1] (non-GAAP)	3.59%	3.37%

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.

4 Intangible assets include goodwill and core deposit intangible assets, net of accumulated amortization, for all periods presented.